UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                                 --------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: October 2, 2003
                        (Date of earliest event reported)


                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
               (Exact Name of Registrant as specified in charter)




   Delaware                          000-26749                11-2581812
---------------                    ------------             --------------
 (State or other                   (Commission              (I.R.S. Employer
 Jurisdiction of                   File Number)           Identification Number)
 Incorporation)


              26 Harbor Park Drive, Port Washington, New York 11050
               (Address of principal executive offices) (Zip Code)

        Registrant's Telephone Number, including area code (516) 626-0007

Item 5.  Other Events.

     On October 2, 2003, Registrant announced the appointment of a new Chief Financial Officer. A copy of the press release detailing the appointment is attached to this Current Report on Form 8-K as Exhibit 99.


Exhibits

99. Press Release dated October 2, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 3, 2003
                                     NATIONAL MEDICAL HEALTH CARD SYTEMS, INC.


                                     By: /s/James J. Bigl
                                          -------------------------------------
                                            James Bigl, Chief Executive Officer

                                    EXHIBITS


Exhibit
Number     Description of Exhibit

99         Press Release issued by Registrant on October 2, 2003.




Company Contact                      Investor Relations Contacts         Media Contact
David Gershen                         David Waldman/John Heilshorn        Chenoa Taitt
Executive VP Financial Services       Lippert/Heilshorn & Associates      Lippert/Heilshorn & Associates
NMHC                                  212-838-3777                        212-838-3777
800-251-3883                          dwaldman@lhai.com                   ctaitt@lhai.com
dgershen@nmhc.com

For Immediate Release

              Stuart F. Fleischer Appointed Chief Financial Officer
                     of National Medical Health Card Systems

     PORT WASHINGTON, N.Y. - Oct. 2, 2003 - National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager
(PBM) doing business as NMHC Rx, today announced that the company has expanded its executive team by appointing Stuart F. Fleischer, CPA, to become chief financial officer. In addition, David Gershen has been named executive vice president of financial services and will continue as treasurer of the company.

     Mr. Fleischer, 50, of Rockville Centre, N.Y., has served as a partner at Tatum CFO Partners LLP since January 2001. Tatum CFO Partners is the nation's largest CFO firm, with over 350 partners in 25 offices. Prior to joining Tatum CFO Partners, Mr. Fleischer served as vice president of finance for the medical group at Henry Schein, Inc. from 1997-2000. While at Henry Schein, Mr. Fleischer was the lead financial executive for an $820 million division. Mr. Fleischer also served as vice president and chief financial officer of Micro Bio-Medics, Inc., a public distributor of medical supplies and equipment, from 1995-1997, before Henry Schein, Inc. acquired it in August 1997. From 1986-1995, Mr. Fleischer served as senior vice president and chief financial officer of Communications Diversified, a promotional marketing firm. From 1974-1986, Mr. Fleischer began his career on the audit staff of Price Waterhouse - New York. Mr. Fleischer holds a B.S. with high honors from Lehigh University.

     Jim Bigl, president and CEO of NMHC commented, "David Gershen has been one of our organization's instrumental building blocks during our meteoric growth over the last several years. David's contributions were invaluable and he will continue to play a critical executive role in fulfilling NMHC's strategy." Regarding Mr. Fleisher's appointment, Mr. Bigl noted, "Stuart brings over 25 years of financial experience at both public and private companies, and is an important addition to our senior management team. He brings significant medical-distribution experience, which will be especially important as we grow our mail-order and specialty-pharmacy businesses. Moreover, he has extensive M&A experience having overseen more than $270 million worth of acquisitions. This background will be instrumental as we become a dominant force in the PBM industry, through both strategic acquisitions and continued organic growth."

     Mr. Fleischer commented, "NMHC has demonstrated a track-record of excellence, and most impressively, continues to have terrific momentum in building the business. I feel very fortunate to join the team at this high-growth point, and I look forward to helping drive our future successes through continued execution excellence, as well as communicating with each of our shareholders."

                                    - more -

 About NMHC

     National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), Integrail (health information solutions),
NMHC Mail (home delivery pharmacy), and Ascend (specialty pharmacy solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.